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                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is made and entered into as of the 1st day of May, 2004 by and between Vascular Sciences Corporation, a Delaware corporation (the "Company"), and Richard C. Davis, Jr., M.D. (the "Consultant").


                              W I T N E S S E T H:

     WHEREAS, the Company desires that the Consultant provide advice and counsel to the Company concerning various matters associated with its business.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. Description of Services. The Company hereby engages the Consultant to provide advice and counsel to the Company on matters related to its business and shall have such other duties as may from time to time be reasonably assigned to him by the President of the Company.

     2. Term. The term of this Agreement shall begin as of the date set forth above and shall terminate on April 30, 2005.

     3. Fee. The fee for services provided in accordance with this Agreement will be a base fee of $6,250 per month, subject to such reductions as may be agreed upon by the parties or required by law. The Company shall also pay to the Consultant a cash bonus in the amount of $2,083 monthly. Such amounts shall be payable on or before the 15th day of each month with respect to the preceding calendar month. The Consultant shall be reimbursed for all usual and customary out-of-pocket expenses incurred as the result of any and all business-related activities pursuant to this Agreement, in accordance with a uniform policy established by the Board of Directors of the Company from time to time; provided, however, that reimbursement under this Section shall not be made until and unless the Consultant has furnished the Company with an appropriate receipt or such other documents as may be reasonably required by the Company to substantiate the nature and amount of the expenses incurred by the Consultant.

     4. Termination without Cause. The Consultant or the Company may voluntarily elect to terminate this Agreement without cause by delivering to the other party, at least sixty (60) days prior to the date upon which termination is desired, written notice of such intention to terminate; provided, however, that, the Company shall have the right to relieve the Consultant, in whole or in part, of his duties under this Agreement (without reduction in compensation) or to accelerate the date of termination, with compensation to the Consultant payable only to the date of termination.

     5.   Relationship of Parties.

          (a) The parties intend that an independent contractor relationship be created by this Agreement. The conduct and control of the work will lie solely with the Consultant. The Consultant shall perform such work in accordance with currently approved methods and procedures for consulting services
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          (b)  The Consultant shall not be considered an agent or employee of the Company for any purpose and will not be entitled to any of the benefits the Company provides for its employees.

     6. Prior Agreement. The parties agree that the Employment Agreement between the parties is hereby terminated; provided, however, that the provisions of Sections 9 through 14 of such Employment Agreement shall continue in effect and shall be deemed incorporated by reference into this Agreement.

     7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Furthermore, the parties to this Agreement acknowledge and confirm that the proper, exclusive and convenient venue for any legal proceeding instituted in connection with this Agreement, and with respect to any rights and liabilities hereunder, shall be Pinellas County, Florida, and each party waives any defense, whether asserted by motion or pleading, that Pinellas County, Florida is an improper or inconvenient venue, and each party hereby consents to the personal jurisdiction of any court of competent jurisdiction located in Pinellas County, Florida.

     8. Arbitration. The Company and the Consultant agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, shall be finally settled by binding arbitration under the then current rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of the arbitration, including administrative and arbitrator's fees, attorneys, fees and expert witness fees shall be borne by the nonprevailing party.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the day and date first above written.



                                             Vascular Sciences Corporation



                                             By: /s/ Elias Vamvakas
                                                 --------------------------
                                                 Elias Vamvakas



                                                   /s/ Richard Davis
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                                               Richard C. Davis, Jr., M.D.

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